Exhibit 99.1

April 30, 2020

NEWS RELEASE

FOR IMMEDIATE RELEASE

REV GROUP, INC. ANNOUNCES FINANCIAL AND BUSINESS UPDATES RELATED TO COVID-19

Milwaukee, Wis.--(BUSINESS WIRE) -- REV Group, Inc. (NYSE: REVG), a manufacturer of industry-leading specialty vehicles, announced today that it has obtained financial covenant relief requested under an amendment to the Company’s existing $175 million Term Loan Agreement (“Agreement”) and provided an update on Recreation manufacturing operations.

Effective April 30, 2020, the Company’s amended Agreement eliminates the requirement for quarterly compliance with the net leverage ratio covenant test and replaces it with an updated fixed charge coverage ratio test minimum of 1.25x through the end of fiscal 2020. At the end of the fiscal 2021 first quarter, the Agreement’s fixed charge coverage ratio will revert to a quarterly net leverage ratio test of less than 5.25x, which will be reduced by 0.25x each fiscal quarter thereafter until it reaches 4.25x by the end of the fiscal 2022 first quarter.

“This amendment further solidifies our liquidity position to address the current economic environment. We believe we are now very well situated to take advantage of our market leading position as the U.S. economy begins to re-open and recover,” stated Rod Rushing, REV Group, Inc. President and Chief Executive Officer. “Today we are also excited to announce our plan to return to normal production at our four RV facilities in Indiana and California after a temporary suspension began in late March.”

Production and delivery activities commenced during the weeks of April 20th and 27th at Midwest Automotive Design and Renegade RV, respectively. Under current conditions, production of American Coach, Fleetwood RV and Holiday Rambler motorhomes are scheduled to begin on May 4th. Lance Camper, located in Lancaster, CA, has a tentative restart date of May 18th. Production at each facility is scheduled to grow at a pace commensurate with material availability and customer demand.

“Enhanced health and safety protocols that are consistent with CDC recommendations, and currently in use at all REV facilities, have been implemented at our Recreation plants to protect employee safety as they return to work,” concluded Rushing.

About REV Group

REV Group (REVG) is a leading designer, manufacturer and distributor of specialty vehicles and related aftermarket parts and services. We serve a diversified customer base, primarily in the United States, through three segments: Fire & Emergency, Commercial and Recreation. We provide customized vehicle solutions for applications including essential needs (ambulances, fire apparatus, school buses and municipal transit buses), industrial and commercial (terminal trucks, cut-away buses and street sweepers) and consumer leisure (recreational vehicles and ‘RVs’). Our diverse portfolio is made up of well-established principal vehicle brands including many of the most recognizable names within their industry. Several of our brands pioneered their specialty vehicle product categories and date back more than 50 years. REV Group trades on the NYSE under the symbol REVG.

Forward Looking Statements

This news release contains statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. This news release includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “strives,” “goal,” “seeks,” “projects,” “intends,” “forecasts,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. They appear in a number of places throughout this news release and include statements regarding our intentions, beliefs, goals or current

Exhibit 99.1

expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industries in which we operate.

Our forward-looking statements are subject to risks and uncertainties, including those highlighted under “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s annual report on Form 10-K, and in the Company’s subsequent quarterly reports on Form 10-Q, together with the Company’s other filings with the SEC, which risks and uncertainties may cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which only speak as of the date hereof. The Company does not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, expect as required by applicable law.

Investors-REVG

Contact

Drew Konop

VP, Investor Relations & Corporate Development

Email: investors@revgroup.com

Phone: 1-888-738-4037 (1-888-REVG-037)

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